Exhibit 99.1

Unity Announces Intent to Acquire Weta Digital

Acquisition to put award-winning VFX tools and technology into the hands of millions of creators and artists

San Francisco, November 9, 2021 – Unity (NYSE: U), the world’s leading platform for creating and operating interactive, real-time 3D (RT3D) content, announced today it has entered into a definitive agreement to acquire Weta Digital’s tools, pipeline, technology, and engineering talent. Ultimately, this acquisition is designed to put Weta’s incredibly exclusive and sophisticated visual effects (VFX) tools into the hands of millions of creators and artists around the world, and once integrated onto the Unity platform, enable the next generation of RT3D creativity and shape the future of the metaverse.

Weta Digital will join Unity’s Create Solutions focused on the continual evolution of Weta Digital’s dozens of proprietary graphics and VFX tools, such as Manuka, Lumberjack, Loki, Squid, Barbershop, HighDef, CityBuilder, and many more. In the future, with Unity’s deep expertise in real-time, these world-class artist tools will be available to creators through an accessible cloud-based workflow.

Weta Digital’s Academy Award-Winning VFX teams will continue to exist as a standalone entity known as WetaFX and is expected to become Unity’s largest customer in the Media and Entertainment space. WetaFX will still be under majority ownership by Sir Peter Jackson and helmed by CEO Prem Akkaraju.

“Weta Digital’s tools created unlimited possibilities for us to bring to life the worlds and creatures that originally lived in our imaginations,” said Sir Peter Jackson, Chairman & Co-Founder, Weta Digital. “Together, Unity and Weta Digital can create a pathway for any artist, from any industry, to be able to leverage these incredibly creative and powerful tools. Offering aspiring creatives access to Weta Digital’s technology will be nothing short of game changing and Unity is just the company to bring this vision to life.”

“We are thrilled to democratize these industry-leading tools and bring the genius of Sir Peter Jackson and Weta’s amazing engineering talent to life for artists everywhere,” said John Riccitiello, President and Chief Executive Officer, Unity. “By combining the power of Unity and Weta Digital, the tools and technology that built characters and scenes from the world’s most iconic films such as Avatar, Lord of the Rings, and Wonder Woman, will enable an entirely new generation of creators to build, transform, and distribute stunning RT3D content.”

Weta Digital is the premier creator and innovator of visual effects and animation, pushing what is possible in pursuit of artistic vision and delivering high-quality, ultra-realistic characters, objects, and worlds for a wide variety of award-winning movies and television shows, such as Avatar, Black Widow, Game of Thrones, Lord of the Rings, Planet of the Apes, The Suicide Squad, and more. Weta Digital achieves this superior level of performance with a world-class creative team of VFX artists and engineers, who helped build an extremely sophisticated artist pipeline and set of tools to conduct advanced facial capture and manipulation, anatomical modeling, advance simulation and deformation of objects in movement, procedural hair and fur modeling, and many more techniques that have been galvanized, developed, and perfected through hundreds of properties across thousands of shots for more than 20 years.

“Unity is the best at delivering world-class tools and technology to creators. Together we have the opportunity to make Weta Digital’s award-winning, high-end artist pipeline and tools, which are in a class by themselves, accessible to a much broader audience of artists than what has been historically possible,” said Prem Akkaraju, CEO of Weta Digital. “Weta’s goal has always been to inspire and motivate a whole new generation of creators and it’s exciting to pass the mantle over to Unity. I see a future where more and more content shares the same level of visual fidelity as Avatar and Game of Thrones and Unity is the ideal company to lead us into this future.”

With this transaction, Unity will acquire:

•	Weta’s world-class engineering talent of 275 engineers that are known for architecting, building, and maintaining Weta Digital tools and core pipeline;

•	Dozens of industry-leading tools such as Manuka, Gazebo, Barbershop, Lumberjack, Loki, Squid, Koru, and more, all integrated seamlessly into Weta’s industrial strength production pipeline;

•	A foundational data platform for interoperable 3D art creation, making it easy for hundreds of artists to work seamlessly together; and

•	A library of thousands of incredible assets that the WetaFX team will continue to accumulate as they create world class VFX in the years to come.

“Weta Digital’s sophistication is represented by dozens of tools that all build on the same, unified pipeline. Alone, each tool is uniquely powerful, but as a complete platform, they represent a quantum shift in our ability to make it easy for artists to bring their imagination to life and work together like never before,” said Marc Whitten, Senior Vice President and General Manager of Unity Create. “We are excited to work closely with WetaFX to continue to push the edge of the art of possible with these tools and to bring them to VFX, entertainment, and eventually gaming and other artists as we evolve our pipeline for content creators.”

Unity and Weta Digital are empowering the growing number of game developers, artists, and potentially millions of consumer creators with highly sophisticated content creation tools and a cloud-based Software as a Service (SaaS) subscription model. By moving these high-fidelity tools and assets to the cloud, Unity and Weta Digital will open new possibilities for creators to use the canvas they already know and love, while getting access to incredibly powerful artist tools, procedural building blocks, and scalable content. Creators will have the power to improve processes and simplify production, with stable, predictable results that approach perfection, while ultimately building their own part of the metaverse.

Under the terms of the agreement, Unity will acquire Weta Digital for US$1.625B in a combination of cash and stock. Prem Akkaraju, who joined Weta Digital as CEO in early 2020 and is the creator of Weta’s cloud commercial service, will remain Chief Executive Officer of WetaFX. Joe Marks, Weta Chief Technology Officer, will join Unity as Chief Technology Officer of Weta Digital. The proposed acquisition is expected to close during Unity’s fourth quarter 2021 and is subject to customary closing conditions.

The Raine Group served as exclusive financial advisor to Weta Digital.

About Unity

Unity (NYSE: U) is the world’s leading platform for creating and operating real-time 3D (RT3D) content. Creators, ranging from game developers to artists, architects, automotive designers, filmmakers, and others, use Unity to make their imaginations come to life. Unity’s platform provides a comprehensive set of software solutions to create, run and monetize interactive, real-time 2D and 3D content for mobile phones, tablets, PCs, consoles, and augmented and virtual reality devices. The company’s 1,800+ person research and development team keeps Unity at the forefront of development by working alongside partners to ensure optimized support for the latest releases and platforms. Apps developed by Unity creators have been downloaded more than five billion times per month in 2020. For more information, please visit www.unity.com.

About Weta Digital

Weta Digital is the standard-bearer for creativity and innovation in visual effects and animation, attracting talent, partners, and clients that seek to push what is possible in pursuit of their artistic vision. Weta’s proprietary pipeline continues to evolve and provide artists with the tools they need to create their best work. Based in Wellington, New Zealand, Weta Digital is the largest single-site VFX studio in the world drawing artists from over 40 countries. They are some of the most creative and ambitious artists, engineers, and executives in entertainment and their work has earned six visual effects Academy Awards, 13 Academy Sci-Tech Awards and six visual effects BAFTA Awards in addition to the 34 Visual Effects Society Awards awarded to them by their peers. Ground-breaking, performance-driven animated characters from Gollum to Caesar, and worlds from Middle-earth to Pandora, are regarded as some of the best visual effects ever to appear on screen.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding enabling millions of creators and artists around the world; the ability of Unity and Weta Digital to enable the next generation of RT3D creativity and shape the future of the metaverse; Unity’s ability to democratize industry-leading tools and bring Weta Digital’s engineering talent to life for artists everywhere; the ability of Unity to enable an entirely new generation of creators to build, transform and distribute stunning 3D content; Unity and Weta Digital’s ability to create a pathway for any artists, from any industry to leverage incredibly creative and powerful tools; Unity’s ability to bring Weta Digital to a much broader audience; Unity’s ability to evolve its pipeline for content creators; Unity and Weta Digital’s ability to open new possibilities for creators; and Unity and Weta Digital’s ability to enable creators to improve processes and simplify production, with stable, predictable results that approach perfection while ultimately building their own part of the metaverse. The words “will,” “allows,” “can,” “enable,” “objective” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions, such as Unity’s ability to successfully integrate Weta Digital’s technology and business; costs related to the acquisition; whether potential benefits of the transaction extend to Unity and Weta Digital’s customers and other potential creators; Unity’s and Weta Digital’s success developing new products or modifying existing products and the degree to which these gain market acceptance; any unanticipated impact of accounting for the acquisition; and the conditional closing of the transaction. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Further information on these and additional risks that could affect Unity’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our Form 10-Q filed with the SEC on August 11, 2021, and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Unity assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contact

Paige Young

Unity Communications

paige.young@unity3d.com

Mara Buxbaum

ID (Weta Digital)

teamwetadigital@id-pr.com